Exhibit 10.2

CNA FINANCIAL CORPORATION

SERIES H CUMULATIVE PREFERRED STOCK

RETIREMENT AGREEMENT

As of August 1, 2006

Loews Corporation

667 Madison Avenue

New York, New York 10021-8087

Attn: General Counsel

Gentlemen:

The undersigned, CNA Financial Corporation, a Delaware corporation (the “Company”), hereby confirms its agreement with you as follows:

RECITALS

WHEREAS, you purchased 7,500 shares of the Company’s Series H Cumulative Preferred Stock (“Series H Preferred”) for $750 million from the Company on December 19, 2002;

WHEREAS, pursuant to Section 4 of the Certificate of Designation creating the Series H Preferred, the Series H Preferred accrues dividends at the rate provided for therein, none of which dividends have been declared or paid;

WHEREAS, Section 5 of the Certificate of Designation creating the Series H Preferred provides that the Series H Preferred may be redeemed upon the mutual agreement of the Company and the Holders (as defined in the Certificate of Designation) of a majority of the outstanding shares of Series H Preferred, at any time and from time to time, at a redemption price per share equal to $100,000 plus all accrued and unpaid dividends accrued thereon through and including the date of redemption (the “Redemption Price”);

WHEREAS, you are the sole Holder of the Series H Preferred; and

WHEREAS, the Company desires to acquire all of the outstanding shares of Series H Preferred from you at the Redemption Price and you desire to dispose of the Series H Preferred to the Company for the Redemption Price on the Closing Date (as defined below).

NOW THEREFORE:

I.

AGREEMENT TO SELL SERIES H CUMULATIVE PREFERRED; CLOSINGS;

SALE OF SHARES

1.1 Agreement to Sell Series H Cumulative Preferred. Subject to the terms and conditions of this Agreement and upon the Closing, you hereby agree to sell to the Company the 7,500 shares of Series H Preferred owned by you and the Company hereby agrees to purchase such shares of Series H Preferred for a purchase price equal to the Redemption Price as of the Closing Date (as defined below).

1.2 Agreement to Purchase Common Stock. Subject to the terms and conditions of this Agreement and upon the Closing, you hereby agree to purchase 7,863,258 shares (the “Shares”) of the Company’s common stock, $2.50 par value per share (the “Common Stock”), at a price of $33.64/share, resulting in an aggregate purchase price for the Shares of $264,520,000 (the “Common Stock Purchase Amount”).

1.3 Closings.

(A) Subject to the terms and conditions of this Agreement, including, without limitation, upon the basis of the representations and warranties herein contained, on August 8, 2006, or at such earlier or later date as the parties shall agree (the “Closing Date”), (A) the Company will pay you the Redemption Price, against delivery by you to the Company of the certificate representing the 7,500 shares of Series H Preferred, together with a duly executed stock power evidencing the transfer of such shares of Series H Preferred, (B) you will pay the Company the Common Stock Purchase Amount, against delivery by the Company to you of a certificate or certificates in your name or the name of your nominee representing the Shares, and (C) you and the Company will enter into the Registration Rights Agreement in substantially the form attached hereto as Exhibit 1.3 (the “Registration Rights Agreement”). At the Closing, the Company will deliver to you currently available funds, by wire transfer to the account designated by you to the Company no later than 10:00 a.m., Central Time, the Business Day prior to the Closing, in an amount equal to the difference between the Redemption Price and the Common Stock Purchase Amount. The consummation of the transactions contemplated hereby is hereinafter called the “Closing”. The Closing shall take place on the Closing Date at 10:00 a.m., Central Time, at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois, or at such other time and place as shall be agreed upon by the parties.

II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants that as of the date hereof and as of the Closing Date:

2.1 Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted and to own and use its Property and is qualified to do business and in good standing as a foreign corporation in each jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business or Property of the Company and its Subsidiaries (as defined in Section 2.2 below), taken as a whole (a “Material Adverse Effect”).

2.2 Organization and Qualification of Subsidiaries. Each subsidiary of the Company that is a “significant subsidiary”, as defined in Rule 405 of the regulations under the Securities Act, (each a “Subsidiary”) has been duly incorporated and is validly existing as an insurance company (other than The Continental Corporation, which is validly existing as a New York business corporation) and is authorized to transact its business under the insurance code of its domiciliary state with full corporate power and authority to conduct its business as currently conducted and to own and use the properties owned by it, and is duly licensed to do businesses as a foreign insurer and is authorized to transact its business under the laws of each jurisdiction which requires such licensure where the character of its Property or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

2.3 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (1) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company; (2) contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to the Company or its subsidiaries, or require any consent, approval or other action by, filing with or notice to any governmental authority (including without limitation any regulatory authority); (3) require any consent or other action by, filing with or notice to, any person under, constitute a default under (or an event that, with or without notice or lapse of time or both, would constitute a default), or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which the Company or any of its subsidiaries is entitled under (A) any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating to, the assets or business of the Company or any of its subsidiaries; or (4) result in the creation or imposition of any lien or other encumbrance on any asset of the Company or any of its subsidiaries, other than such exceptions in the case of clauses (2), (3) and (4) as would not, individually or in the aggregate, be reasonably expected to materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement or the Registration Rights Agreement or have a Material Adverse Effect.

2.4 Litigation, etc. There are no actions, proceedings or investigations pending or to the knowledge of the Company threatened against the Company and/or any Subsidiaries before any court or before any administrative agency or administrative officer or executive, which may reasonably be expected to have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement.

2.5 Company Authorizations. This Agreement and the Registration Rights Agreement will have been duly authorized by the Company; this Agreement has been, and no later than the Closing Date the Registration Rights Agreement will have been, duly executed and delivered by the Company and constitutes, or in the case of the Registration Rights Agreement will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by equitable principles in any action (legal or equitable) and public policy that may limit the enforceability of rights to indemnification.

2.6 Extent of Offering. Neither the Company nor, to its knowledge, any agent acting on its behalf has sold or offered to sell any or all of the Shares or any similar securities so as to bring the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act.

2.7 No Default. To the knowledge of the Company, neither the Company nor any of the Subsidiaries is either (i) in default under any (a) order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, or (b) contract, agreement or instrument to which it is a party or by which it or any of its Property is bound, or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, in neither case, which could reasonably be expected to have a Material Adverse Effect.

2.8 Capital Stock. Following the retirement of the Series H Preferred, the authorized capital stock of the Company will consist of 500,000,000 shares of Common Stock and 12,500,000 shares of Preferred Stock, with no par value. No Holder of any security of the Company (a) will be entitled to any preemptive rights or (b) will have any right of first refusal to purchase any of the Shares. The Shares shall be, upon issuance, validly issued, fully paid and nonassessable and free and clear of any liens or other encumbrances (other than any liens or encumbrances that may be created as a result of your ownership of the Shares).

2.9 Periodic Reports. The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Reports on Form 10-Q, for the quarterly periods ending March 31, 2006 and June 30, 2006, when they were filed with the Securities and Exchange Commission, conformed in all material respects to the requirements of the Securities Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.10 Absence of Material Adverse Effect. Since December 31, 2005, except as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Company’s Quarterly Reports on Form 10-Q, for the quarterly periods ending March 31, 2006 and June 30, 2006, there have not been any events or developments that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

III.

REPRESENTATIONS AND WARRANTIES OF INVESTOR

3.1 Investment Intent, etc. You represent and warrant that you are acquiring the Shares acquired hereunder for your own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution (within the meaning of the Securities Act) thereof, nor with any present intention of selling or otherwise disposing of the same subject, nevertheless, to any requirement of law that the disposition of your Property shall at all times be within your control.

3.2 Sophistication, Financial Strength, Access, etc. You represent, warrant and acknowledge that you are an accredited investor (as the term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act) and that your principal place of business is the address set forth on page one hereof. You acknowledge that you are fully informed that the Shares being sold to you hereunder are being sold pursuant to a private offering exemption of the Securities Act and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such Shares must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register such Shares, other than as contemplated in the Registration Rights Agreement. You acknowledge that all documents, records and books pertaining to the investment in the Company contemplated hereby have been made available or delivered to you; that you have had an opportunity to ask questions of and receive answers from the Company and its officers.

3.3 Organization of Investor. You represent and warrant that you are a corporation duly organized, validly existing and in good standing under the laws of your state of incorporation, and that you have all requisite power and authority to carry out the transactions provided for in, or contemplated by, this Agreement.

3.4 Authorization. You represent and warrant that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by you. The fulfillment of and compliance with the terms of this Agreement by you will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (a) your certificate of incorporation or bylaws or (b) any law, statute, rule or regulation to which you are subject, or (c) any agreement, instrument, order, judgment or decree to which you are a party, bound or subject.

3.5 Binding Effect. You represent and warrant that this Agreement constitutes your valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by equitable principles in any action (legal or equitable).

3.6 Title to Series H Preferred. At the Closing, upon payment for the Series H Preferred as contemplated in this Agreement, the Company shall obtain good and marketable title to the Series H Preferred acquired on such date, free and clear of any liens or other encumbrances.

IV.

CONDITIONS TO CLOSINGS

4.1 The Company’s obligation to consummate the transactions contemplated herein, as provided in Article I hereof, shall be subject to the satisfaction of the following conditions at or prior to the Closing, any of which may be waived by the Company in writing.

(A) Completion of Financing Transactions. The Company shall have consummated (i) a public offering of its Common Stock (the “Stock Offering”) and (ii) one or more issuances of its debt securities (the “Debt Offering”), with total gross proceeds to the Company of not less than $650,000,000.

(B) Representations and Warranties True at Closing: Non-Occurrence of Default. The representations and warranties contained in Article III hereof shall be true as of the Closing Date and a duly authorized officer of yours shall deliver to the Company at the Closing a certificate to such effect, executed by him, dated the Closing Date.

4.2 Your obligation to consummate the transactions contemplated herein, as provided in Article I hereof, shall be subject to the satisfaction of the following conditions at or prior to the Closing, any of which may be waived by you in writing:

(A) Representations and Warranties True at Closing: Non-occurrence of Default. The representations and warranties contained in Article II hereof shall be true as of the Closing Date, there shall exist no condition, event or fact constituting, or which, with notice or passage of time or both, would constitute a material default in the observance of any of the Company’s undertakings or covenants hereunder, or pursuant to the Registration Rights Agreement, no material adverse change shall have occurred in the business, Property, prospects or condition (financial or otherwise) of the Company between the date of this Agreement and the Closing Date, and all conditions precedent to the Closing to be performed by the Company shall have been complied with; and an Executive Vice President or a Senior Vice President of the Company shall deliver to you at the Closing a certificate to such effect, executed by him, dated the Closing Date

(B) Corporate Proceedings. All corporate and other proceedings required to be taken in connection with the transactions contemplated hereby, shall be satisfactory in form and substance to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified or other copies of such documents as you or your counsel shall reasonably request

(C) Legal Opinion. You shall have received an opinion of counsel from Jonathan D. Kantor, Esq., Executive Vice President, Secretary and General Counsel of the Company, substantially in the form attached hereto and made a part hereof as Exhibit 4.2(C).

(D) Registration Rights Agreement. You and the Company shall have entered into the Registration Rights Agreement.

(E) Listing. The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

V.

COVENANTS

5.1 Covenants of the Company. The Company hereby covenants and agrees with you as follows:

(A) Retirement of Series H Preferred. The Company will as soon as practicable following the Closing, retire the Series H Preferred acquired hereunder.

(B) Listing. The Company shall use its best efforts to have the Shares listed for trading on the New York Stock Exchange.

VI.

TRANSFER OF SECURITIES

The Shares shall not be transferable except upon the conditions specified in this Article VI, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such shares.

6.1 Restrictive Legends. Unless and until otherwise permitted by this Article, each certificate for the Shares issued to you or your nominee, or to any subsequent transferee shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in a Retirement Agreement dated as of August 1, 2006, between Loews Corporation and CNA Financial Corporation (the “Company”), a copy of which Agreement is on file and may be inspected at the principal office of the Company. A copy of such Agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of shares evidenced hereby, as the case may be, registered in the name of such holder or designated nominee.”

The Company may stop, or may order its transfer agent for the Shares to stop, the transfer of any Shares bearing the legend set forth above until the conditions of this Article VI with respect to the transfer of such shares have been satisfied.

6.2 Notice of Proposed Transfer. If, prior to any transfer or sale of any Shares, the Holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such Holder (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such shares under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected.

6.3 Termination of Restrictions.

(A) Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by this Article VI upon the transferability of the Shares shall terminate as to any particular share when (1) such share shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, or (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the Holder thereof (provided that such counsel and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, or (3) such share shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act (“Rule 144”), or (4) the Company is reasonably satisfied that the Holder of such share shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such share pursuant to such Subsection, or (5) a letter or an order shall have been issued to the Holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such share is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

(B) Whenever the restrictions imposed by this Article VI shall terminate, as hereinabove provided, the Holder of any particular Share then outstanding as to which such restrictions shall have terminated, shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for Shares not bearing the restrictive legend set forth in Section 6.1 hereof.

6.4 Compliance with Rule 144. At the written request of any Holder of Shares who proposes to sell any Shares in compliance with Rule 144, the Company shall furnish to such Holder, within ten days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule.

6.5 Non-Applicability of Restrictions on Transfer. Notwithstanding the provisions of Section 6.2 hereof, any record owner of Shares may from time to time transfer all or part of such record owner’s Shares (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Shares identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Shares registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, or (ii) if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee’s interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Shares herein contained.

VII.

DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean, and the words “herein,” “hereof,” “hereunder” and words of similar import shall refer to this Agreement and any amendment or supplement hereto.

“Closing” shall have the meaning set forth in Section 1.3 hereof.

“Closing Date” shall have the meaning set forth in Section 1.3 hereof.

“Company” shall mean CNA Financial Corporation, a Delaware corporation, and all successor corporations thereof.

“Common Stock Purchase Amount” shall have the meaning set forth in Section 1.2 hereof.

“Governmental Authority” shall mean (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Holders” shall mean the Persons who shall from time to time, own, of record or beneficially, any Share. The term “Holder” shall mean any one of the Holders.

“Material Adverse Effect” shall have the meaning set forth in Section 2.1 hereof.

“Property” shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

“Redemption Price” shall have the meaning set forth in the Recitals.

“Registration Rights Agreement” shall have the meaning set forth in Section 1.2(B).

“Rule 144” shall have the meaning set forth in Section 6.3(A) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Securities and Exchange Commission” shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Series H Preferred” shall mean the Company’s Series H Cumulative Preferred Stock, no par value.

“Stock Offering” shall have the meaning set forth in Section 4.1(A) hereof.

“Subsidiary” shall have the meaning set forth in Section 2.2 hereof.

VIII.

MISCELLANEOUS

8.1 Amendment and Waiver.

(A) Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in particular instances and either retroactively or prospectively), (i) if prior to the Closing, by written instruments signed by you and the Company, and (ii) if subsequent to the Closing, by written instruments signed by the Company and the Holders of a majority of the then outstanding Shares.

(B) This Agreement shall not be altered, amended or supplemented except by written instruments. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

8.2 Lost, Etc., Securities. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing Shares and (in case of loss, theft or destruction) receipt of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make, and deliver, in lieu of such certificate, a new certificate of like tenor. Any certificate made and delivered in accordance with the provisions of this Section 8.2 shall be dated as of the date of the certificate in lieu of which such new certificate is made and delivered. If you or your affiliate are the beneficial owner of such lost, stolen or destroyed certificate, then the affidavit of your or your affiliate’s president (or other chief executive officer) and any vice president or treasurer (if you or your affiliate are a corporation) or your or your affiliate’s general partner (if you or your affiliate are a partnership), setting forth the fact of loss, theft or destruction and your or your affiliate’s beneficial ownership of such certificate at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and, except as required by law, no indemnity shall be required as a condition to execution and delivery of a new certificate other than your or your affiliate’s written agreement to indemnify the Company and its directors, officers and agents. The term “outstanding” when used in this Agreement with reference to Shares as of any particular time, shall not include Shares in lieu of which a new certificate has been made and delivered by the Company in accordance with the provisions of this Section 8.2.

8.3 Survival of Covenants; Termination of Representations and Warranties. All covenants contained herein or made in writing by the Company or by you in connection herewith shall survive the execution and delivery of this Agreement and the issuance and sale or other transfer of Shares hereunder; provided, however, that all representations and warranties contained herein or made in writing by the Company or by you in connection herewith shall terminate immediately following the Closing.

8.4 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

8.5 Successors and Assigns. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective nominees, successors and assigns and, in the case of a natural Person, of his heirs and personal representatives.

8.6 Notices. All communications provided for hereunder shall be in writing and delivered by hand, by express delivery service with confirmed receipt or by first-class or certified mail, postage prepaid, and, if to you or your nominee, addressed to you at the address set forth below your name on the first page hereof or at such other address as you may designate to the Company in writing and if to any Holder of Shares other than you or your nominee, addressed to such Holders at their respective addresses as shown on the books of the Company or its transfer agent, and if to the Company, addressed to the Company at its offices at CNA Financial Corporation, CNA Center, 333 South Wabash Avenue, Chicago, Illinois 60604; Attention: Treasurer or such other place as shall be designated by the Company in writing.

8.7 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of Illinois applicable to contracts made and to be performed in that state without giving effect to any choice or conflict of law provision or rule (whether in the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

8.9 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the Closing or thereafter (except certificates evidencing Shares) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction, absent evidence of alteration, shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.10 Transfers. Any transferee to whom Shares are transferred in accordance with Article VI hereof shall be entitled to all rights and benefits to which the transferor would be entitled as an original Holder of the Shares so transferred.

8.11 Headings. The headings used herein are solely for the convenience of the parties and shall not constitute a part hereof or serve to modify or interpret the text.

8.12 Entire Agreement and Exhibits. This Agreement and the Exhibits hereto constitute and encompass the entire agreement and understanding of the parties hereto with regard to the transactions contemplated or provided for herein.

*     *     *     *

Very truly yours,

CNA FINANCIAL CORPORATION

By:	/s/ D. Craig Mense
Name:	D. Craig Mense
Title:	Executive Vice President
and Chief Financial Officer

The terms of the foregoing Retirement Agreement are approved and accepted by the undersigned as of August 1, 2006.

LOEWS CORPORATION

By:	/s/ Peter Keegan
Name:	Peter Keegan
Title:	Senior Vice President
and Chief Financial Officer

EXHIBIT 1.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of August     , 2006, between CNA Financial Corporation, a Delaware corporation (the “Company”), and Loews Corporation, a Delaware corporation (the “Purchaser”).

Reference is made to the Series H Cumulative Preferred Stock Retirement Agreement, dated as of August 1, 2006, among the Company and the Purchaser (as amended, supplemented or modified from time to time, the “Retirement Agreement”). The execution of this Agreement is a condition to the closing of the transactions contemplated by the Retirement Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Advice: As defined in the last paragraph of Section 4 hereof.

Affiliate: of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

Common Stock. The common stock, $2.50 par value per share, of the Company.

Company: As defined in the Recitals hereto.

Controlling person: As defined in Section 6(a) hereof.

Disclosure Package: With respect to any offering shall mean any preliminary prospectus relating to such offering, any Issuer Free Writing Prospectus (as defined in Rule 433 promulgated by the SEC pursuant to the Securities Act) used in connection with such offering and any final term sheet used in connection with such offering.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

Holder: The Purchaser and each transferee (including subsequent transferees) of Shares that are Transfer Restricted Securities registered in the name of the Purchaser or such transferee.

Indemnified Person: As defined in Section 6(a) hereof.

Person: An individual, partnership, corporation, limited liability company, professional corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchaser: As defined in the Recitals hereto.

Registration Request: As defined in Section 2(a) hereto.

Registration Statement: Any registration statement of the Company that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Retirement Agreement: As defined in the Recitals hereto.

Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

Shares: A total of 7,863,258 shares of Common Stock owned by the Purchaser at the time of any Registration Request or any request by the Purchaser pursuant to Section 2(b) of this Agreement; provided, that the maximum number of shares of Common Stock for which the Purchaser may make Registration Requests and requests pursuant to Section 2(b) of this Agreement is 7,863,258.

Transfer Restricted Securities: The Shares until the earliest of (i) the date on which such Shares have been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement or (ii) the date on which such Shares are sold pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to paragraph (k) of Rule 144.

2. Demand and Piggy-back Registrations

(a) Upon the written request (a “Registration Request”) to register shares of Transfer Restricted Securities by Holders of not less than a majority of the then outstanding Transfer Restricted Securities, the Company will use its reasonable best efforts to file with the SEC as promptly as practicable thereafter (but in no event later than thirty (30) days following the date of receipt of a Registration Request), a Registration Statement under the Securities Act registering the resale of such Transfer Restricted Securities and will use its reasonable best efforts to effect the registration of the Transfer Restricted Securities under all applicable state securities and blue sky laws on or prior to 150 days following the date of receipt of a Registration Request. Such request shall state the intended method of disposition of the Transfer Restricted Securities sought to be registered, which may include the underwritten public offering of such Transfer Restricted Securities. Whenever the Company shall be requested to effect the registration of any Transfer Restricted Securities under the Securities Act pursuant to this Section 2(a), the Company shall promptly give written notice of such proposed registration to all Holders stating that such Holders have the right to request that any or all of the Transfer Restricted Securities owned by them be included in such registration. The Company shall include in such registration all Transfer Restricted Securities with respect to which the Company receives written requests from the Holders thereof for inclusion therein (stating the intended method of disposition of such Transfer Restricted Securities) if such requests are received within 20 calendar days of the Company’s delivery of written notice pursuant to the preceding sentence. The Registration Statement shall be on Form S-1 or S-3 under the Securities Act or another appropriate registration permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them. The holders shall be entitled to request not more than three (3) such registrations pursuant to this Section 2(a). The Company shall use its reasonable best efforts to keep the Registration Statement effective for a continuous period until such time as no Transfer Restriction Securities remain outstanding by supplementing and amending the Registration Statement to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the holder thereof entitled to the benefits of this Section 2(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the rules, regulations or instructions applicable to the registration form used for such Registration Statement.

(b) Piggy-back Registration Rights. If the Company at any time proposes or is required to register any of its securities under the Securities Act or any applicable state securities or Blue Sky laws on a form which permits inclusion of Transfer Restricted Securities, it will each such time give written notice to all Holders of then existing Transfer Restricted Securities of its intentions to do so. Upon the written request of any such Holder given within 20 days after receipt of any such notice, the Company will use its best efforts to cause all such Transfer Restricted Securities which such Holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws all to the extent requisite to permit the sale or other disposition by such Holders of the Transfer Restricted Securities so registered; provided, however, if the offering proposed to be made is to be an underwritten public offering, and the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of Securities (as specified in such opinion) which can be marketed without materially and adversely affecting such offering, then the relative rights to participate in such offering of the Holders of Transfer Restricted Securities, Holders of other securities having the right to include such securities in such registration, and the Company shall be in the following order of priority:

First: The Person or Persons (including the Company in the case of an offering initiated by the Company) requesting such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then

Second: The Holders of Transfer Restricted Securities and the holders of securities of the Company which have a right to include such securities in such registration shall be entitled to participate pro rata among themselves in accordance with the number of outstanding shares of Transfer Restricted Securities which each such Holder shall have requested be registered and the number of outstanding securities of the Company which a holder thereof shall have requested be registered; and then

Third: If such registration shall have been requested by a Person or Persons other than the Company, the Company shall be entitled to include securities in such registration.

No registrations of Transfer Restricted Securities under this Section 2(b) shall relieve the Company of its obligation to effect registrations under Section 2(a) hereof, or shall constitute a registration request by any Holder of Transfer Restricted Securities under Section 2(a).

(c) Suspension of Registration Statement. Notwithstanding anything to the contrary in this Section 2, the Company may, by delivering written notice to the Holders, defer and suspend the filing of any Registration Statement covering Transfer Restricted Securities at any time if (i) the Company is in possession of material non-public information, (ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Company determines in good faith that disclosure of such material non-public information would have a material adverse effect on the Company and its stockholders; provided, however, that upon the public disclosure by the Company of the material non-public information described in clause (i) of this paragraph, the suspension of the filing of the Registration Statement pursuant to this Section 2(c) shall cease and the Company shall promptly comply with Section 3(b) hereof. In no event shall any suspension of the filing of a Registration Statement pursuant to Section 2(c) exceed sixty (60) days or occur more than three (3) times in any twelve (12) month period.

3. Registration Procedures

In connection with the Company’s registration obligations pursuant to Section 2 above, the Company shall in compliance with the time frames set forth above:

(a) prepare and file with the SEC a Registration Statement with respect to such Transfer Restricted Securities and use reasonable best efforts to cause such Registration Statement to be declared effective (unless it shall have become automatically effective upon filing) and to keep such Registration Statement effective until such time as none of such Transfer Restricted Securities remain outstanding and provide all requisite financial statements required for such Registration Statement to become effective and remain effective as provided herein. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement; the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and (B), use its best efforts to cause such amendment to be declared effective (unless it shall have become automatically effective upon filing) and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period as specified in Section 2 hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(c) advise the selling Holders and any underwriters promptly and, if requested by such Persons, confirm such advice in writing, (i) when the Registration Statement, post-effective amendment thereto, Prospectus or Prospectus supplement has been filed and/or become effective, (ii) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated or deemed to be incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(d) furnish to any underwriters and each selling Holder named in any Registration Statement or Prospectus before filing with the SEC, copies of any Registration Statement or any

Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or any amendment or supplement to any such Registration Statement (including all such documents incorporated by reference) to which any such Person, shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing only if such Registration Statement, amendment, or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act;

(e) promptly following the filing of any document that is to be incorporated by reference into a Registration Statement, provide copies of such document to any underwriter and the selling Holders, make the Company’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons, reasonably may request.

(f) make available at reasonable times for inspection by any underwriters and the selling Holders, and any attorney or accountant retained by Persons, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all relevant information reasonably requested by any Persons, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(g) if requested by any underwriter or selling Holders, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such underwriter or selling Holders, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included therein;

(h) furnish to any underwriter and each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(i) deliver to any underwriter and each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by any underwriter and each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(j) make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale pursuant to any Registration Statement contemplated by this Agreement, and, at or prior to each closing of such sale, the Company shall:

(A) furnish (or in the case of subparagraphs (2) and (3) below, use its best efforts to furnish) to any underwriter and each selling Holder:

(1) a customary certificate signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company confirming, as of the date thereof, the matters similar to those covered in an officers certificate to underwriters in connection with primary underwritten offerings and such other similar matters as the Holders may reasonably request;

(2) a customary opinion of counsel for the Company covering matters similar to those customarily covered in opinion letters of Counsel to underwriters in connection with primary underwritten offerings and such other matters as the Holders may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the (i) applicable Registration Statement, as of its most recent effective date immediately preceding the execution of the underwriting agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package as of the date of the first contract of sale following the execution of the underwriting agreement contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3) customary comfort letters from the independent accountants of the Company, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary Underwritten Offerings;

(B) enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Holders;

(C) to the extent requested by the selling Holders, (1) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and assets of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any underwriter, attorney, accountant or agent in connection with the registration statement, (2) make available appropriate management personnel for participation in the preparation and drafting of the registration or comparable statement, for due diligence and “road show” meetings, and (3) obtain a cold comfort letter from the Company’s independent public accountants addressed to the selling Holders in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Transfer Restricted Securities being sold reasonably request; and

(D) deliver such other documents and certificates as may be reasonably requested by any underwriter or any of the selling Holders to evidence compliance with clause (A) above.

The above shall be done at each closing, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise any underwriter and the selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

(k) prior to any public offering of Transfer Restricted Securities, to register or qualify, or cooperate with any underwriter and the selling Holders, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request and as reasonably required to permit the resale of such Transfer Restricted Securities in such jurisdictions and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(l) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

(m) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (k) above;

(n) subject to Section 3(c)(iv), if any fact or event contemplated by Section 3(c)(iv) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide a transfer agent and registrar for the Transfer Restricted Securities not later than the effective date of the Registration Statement; and

(p) agree with the selling Holders and any underwriters that no party may use a Free Writing Prospectus (as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act) without the consent of the other parties.

4. Agreement of Holders

Each Holder of Transfer Restricted Securities agrees that, upon receipt of any notice from the Company pursuant to Section 3(a) hereof or of the happening of any event of the kind described in Section 3(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(d) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 2(a) hereof, if applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(c)(iii) or Section 3(c)(iv) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplement or amended Prospectus contemplated by Section 3(c) hereof or shall have received the Advice.

5. Registration Expenses

(a) Except as set forth in Section 5(b) below, all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses in compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities and Prospectus), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified special audit and “cold comfort” letters required by or incident to such performance, (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

(b) In connection with any Registration Request hereunder, the following fees and expenses shall be borne by the Holders: (i) underwriters’ discounts, commissions and expenses, (ii) SEC registration fees and stock exchange listing fees with respect to the shares of Transfer Restricted Securities to be registered, and (iii) fees and disbursements of counsel for the Holders.

6. Indemnification

(a) The Company agrees to indemnify and hold harmless (i) each Holder and underwriter and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Holder or underwriter (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder, underwriter or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission that is made in reliance, upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any Indemnified Person with respect to which indemnity may be sought against the Company pursuant to the preceding paragraph, such Indemnified Person (or the Indemnified Person controlled by such controlling person) shall promptly notify the Company in writing and the Company upon the request of such Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person, and shall pay the fees and disbursements of such counsel related to such proceedings (provided, that the failure to promptly give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent the Company was actually prejudiced by such failure). Such Indemnified Person shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be at the expense of the such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense) it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such Indemnified Persons, which firm shall be designated by the Indemnified Persons. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, and the Company agrees to indemnify and hold harmless each Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of such Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and its officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company (except that if the Company shall have assumed the defense thereof, such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder, its directors or officers or such controlling persons) and the Company shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the total proceeds (net of brokerage commissions) received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement.

(c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or Section 6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Person, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Person, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Person and the parties’ relative intent, knowledge and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total amount received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount paid by such Holder for such Transfer Restricted Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective shares of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have under the Retirement Agreement or hereunder. The provisions of this Section 6 shall survive so long as Transfer Restricted Securities remain outstanding, notwithstanding any transfer or sale of the Transfer Restricted Securities by any Holder or any termination of this Agreement or the Retirement Agreement.

7. Information Requirements.

The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holders of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will cooperate with any Holder of Transfer Restricted Securities and take such further reasonable action as any Holder of Transfer Restricted Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements.

8. Miscellaneous

(a) Remedies. Each holder of Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights provided herein, in the Retirement Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that as of the date hereof, the rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under other agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority of the then outstanding Transfer Restricted Securities; provided, however; that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding.

(d) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, or certified first-class mail, return receipt requested:

(i)	if to the Company, as provided in the Retirement Agreement,

(ii)	if to the Purchaser, as provided in the Retirement Agreement, or

(iii)	if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Transfer Restricted Securities register of the Company.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient’s telecopier machine, if telecopied.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Transfer Restricted Securities provided such subsequent Holders acquire such Transfer Restricted Securities directly from such Holder but without the need for an express assignment.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

(g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of law. All suits or other actions (whether at law or in equity) to enforce rights pursuant to this Registration Rights Agreement may be brought only in (i) state courts of the state of Illinois in Cook County, (ii) state courts of the state of New York in New York County, (iii) state courts in the state of Delaware in New Castle County, or (iv) the United States District Court for (a) the Northern District of Illinois, (b) the Southern District of New York or (c) the District of Delaware. The Company and Holders of Transfer Restricted Securities, by their acceptance thereof, consent to the jurisdiction of such courts and waive any objections to venue or claim of forum non-conveniens with respect to all such suits and actions brought in any such court.

(h) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to “Section” and “paragraph” refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

(j) Owner of Transfer Restricted Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Transfer Restricted Securities in which all transfers of Transfer Restricted Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Transfer Restricted Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

(k) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

(l) Survival. The provisions of Sections 5, 6 and 8(a) shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

CNA FINANCIAL CORPORATION

By:
Name:	D. Craig Mense
Title:	Executive Vice President
and Chief Financial Officer

LOEWS CORPORATION

By:
Name:	Peter Keegan
Title:	Senior Vice President
and Chief Financial Officer

EXHIBIT 4.2(C)

August __, 2006

Loews Corporation

667 Madison Avenue

New York, New York 10021-8087

Attn: General Counsel

Gentlemen:

I am providing this opinion as Executive Vice President, Secretary and General Counsel of CNA Financial Corporation, a Delaware corporation (the “Company”), in connection with the transactions contemplated by that certain Series H Cumulative Preferred Stock Retirement Agreement (the “Retirement Agreement”), dated as of August 1, 2006, by and between the Company and Loews Corporation (“Loews”), pursuant to which the Company will purchase all of the Company’s Series H Cumulative Preferred Stock, no par value per share, owned by Loews and, in consideration for which, the Company will issue and sell to Loews 7,863,258 shares (the “Shares”) of the Company’s common stock, $2.50 par value per share, and pay $             in cash. Capitalized terms used herein, but not otherwise defined, shall have the meanings provided for such terms in the Retirement Agreement.

In connection with the foregoing, I have examined the minute books and stock records of the Company; the Certificate of Incorporation and By-Laws of the Company; copies of the resolutions of the Board of Directors of the Company relating to the sale of the Shares. In addition, I have reviewed such documents and instruments, investigated such matters of law and have conferred with such officers and directors of the Company and have ascertained or verified to my satisfaction, such additional facts with respect to the Company which I have deemed necessary or appropriate for the purposes of rendering this opinion.

In connection with this opinion, I have examined originals, or copies identified to my satisfaction as being true copies, of the following documents:

(a)	The Retirement Agreement; and

(b)	The Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date hereof, by and between the Company and Loews.

The Retirement Agreement and the Registration Rights Agreement are hereinafter referred to collectively as the “Agreements”.

I do not express any opinion as to any matters governed by any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Based upon and qualified by the foregoing, I am of the opinion that:

(i)	The Company is a corporation duly organized, validly existing as a corporation in good standing under the laws of the State of Delaware; and

(ii)	The Shares have been duly authorized and will, when issued and sold by the Company in accordance with the terms of the Agreement, be validly issued, fully paid and nonasessable; and

(iii)	The Agreements have been duly authorized, executed and delivered by the Company; and

(iv)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Agreements will not contravene the certificate of incorporation or by-laws of the Company or, to my knowledge, any provision of applicable law; and

(v)	The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except, in each case, as may be limited by (i) any applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, equitable subordination, readjustment of debt and other similar laws now or hereafter in effect affecting creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, public policy, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable relief (regardless of whether applied in a proceeding at law or in equity) and (iii) public policy considerations which, among other things, limit or restrict any agreement of any party to the Agreements relating to indemnification, contribution or exculpation of costs, expenses or liabilities incurred by any indemnified person in connection with the transactions contemplated by the Agreements.

This opinion is being furnished pursuant to Section 4.3 of the Agreement and is for the sole benefit of the addressee hereto in connection with the above-described matter. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation or quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or used for any other purpose without my prior consent. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this opinion. This opinion is rendered on the date hereof and I have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which I become aware after the date hereof.

Very truly yours,